EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-53517 and 333-45730) and Form S-8 (File No. 333-11585) of Speedus Corp. of our report dated March 30, 2004 relating to the financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
March 30, 2004